UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/15/2009

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49688

Florida	33-0961488
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1015 Tyrone Road
Suite 220
Tyrone, GA 30290
(Address of principal executive offices, including zip code)

770-306-7667
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election and Compensation of Board Members

At the 2009 Annual Meeting of Stockholders of Speedemissions, Inc. (the "Company"), which was held on June 15, 2009, the Company's stockholders re-elected the following members to the Company's Board of Directors (the "Board"): Richard A. Parlontieri, Bradley A. Thompson, Ernest A. Childs, Ph.D., Michael E. Guirlinger and Gerald Amato.

Each Director's term will expire at the annual meeting of stockholders to be held in 2010. The Board concurrently approved a monthly cash retainer of $1,000 per month for each member of the Board.

Appointment of Secretary and Compensatory Arrangements of Certain Officers

On June 15, 2009, the Board appointed the Company's Chief Financial Officer, Michael S. Shanahan, as Secretary of the Company. In connection with his service as Secretary, the Compensation Committee of the Board approved an increase to Mr. Shanahan's annual base salary to $145,000, effective June 1, 2009.

On June 15, 2009, the Compensation Committee of the Board approved an increase to the annual base salary of the Company's President and Chief Executive Officer, Richard A. Parlontieri tto $225,000, effective June 1, 2009.

The Compensation Committee took into consideration length of service, quality of work, time commitment to the responsibilities, and market rates for each position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Speedemissions, Inc.

Date: June 17, 2009	By:	/s/ Michael S. Shanahan
Michael S. Shanahan
Chief Financial Officer